As filed with the U.S. Securities and Exchange Commission on October 20, 2026.

Registration No. 333-291994

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6
to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLOCKFUSION DIGITAL INFRASTRUCTURE, INC.

Co-registrant is listed on the following page

(Exact name of registrant as specified in its charter)

Delaware	6199	39-5104456
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

447 Broadway, 2nd Floor, #538

New York, NY 10013

(212) 561-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Scott

447 Broadway, 2nd Floor, #538

New York, NY 10013

(212) 561-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship Winston Taylor LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 (713) 651-2678	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Meredith Laitner, Esq. David Landau, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105-0302 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Business Combination Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANT

Exact Name of Co-registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Blockfusion USA, Inc.(1)(2)	Delaware	6199	85-1729331

____________

(1)	The Co-registrant has the following principal executive offices:

Blockfusion USA, Inc.

447 Broadway, 2nd Floor, #538

New York, NY 10013

(212) 561-1200

(2)	The agent for service for the Co-registrant is:

Robert Scott

447 Broadway, 2nd Floor, #538

New York, NY 10013

(212) 561-1200

1

EXPLANATORY NOTE

Blockfusion Digital Infrastructure, Inc. is filing this Amendment No. 6 to the Registration Statement on Form S-4 (File No.333-291994), originally filed on December 8, 2025 and as amended on February 9, 2026, May 1, 2026, June 30, 2026, September 16, 2026, September 23, 2026, and October 16, 2026 (the “Registration Statement”) as an exhibit-only filing to file the consent of Elliott Davis, PLLC (the “Consent”) filed herewith as Exhibit 23.1 in order to update the date of such Consent. Accordingly, this Amendment No. 6 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page to the Registration Statement, and the exhibits filed hereto. The remainder of the Registration Statement, including the prospectus, is unchanged and has therefore been omitted.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Pubco’s amended and restated certificate of incorporation will provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Pubco’s bylaws will provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, Pubco will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require Blue, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21. Exhibits and Financial Statements Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
1.1†#	Business Combination Agreement, dated as of November 19, 2025, by and among Blue, Pubco, Blue Merger Sub, Company Merger Sub, and Blockfusion (incorporated by reference to Exhibit 2.1 to Blue’s Current Report on Form 8-K, filed with the SEC on November 19, 2025).
1.2	First Amendment to the Business Combination Agreement (incorporated by reference to Exhibit 2.1 to Blue’s Current Report on Form 8-K, filed with the SEC on March 19, 2026).
1.3	Second Amendment to the Business Combination Agreement (incorporated by reference to Exhibit 2.1 to Blue’s Current Report on Form 8-K, filed with the SEC on May 7, 2026).
1.4	Third Amendment to the Business Combination Agreement (incorporated by reference to Exhibit 2.1 to Blue’s Current Report on Form 8-K/A, filed with the SEC on July 13, 2026).
1.5	Fourth Amendment to the Business Combination Agreement (incorporated by reference to Exhibit 2.1 to Blue’s Current Report on Form 8-K, filed with the SEC on July 31, 2026).
1.6	Fifth Amendment to the Business Combination Agreement (incorporated by reference to Exhibit 2.1 to Blue’s Current Report on Form 8-K, filed with the SEC on September 2, 2026).
1.7	Sixth Amendment to the Business Combination Agreement (incorporated by reference to Exhibit 2.1 to Blue’s Current Report on Form 8-K, filed with the SEC on September 22, 2026).
3.1	Amended and Restated Memorandum and Articles of Association of Blue, as currently in effect (incorporated herein by reference to Exhibit 3.1 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
3.2	Form of Amended and Restated Certificate of Incorporation of Pubco, to become effective upon the Business Combination (attached as Annex C to the proxy statement/prospectus contained in this Registration Statement).
3.3	Form of Amended and Restated Bylaws of Pubco, to become effective upon the Business Combination (attached as Annex D to the proxy statement/prospectus contained in this Registration Statement).
4.1	Form of Specimen Blue Unit Certificate (incorporated herein by reference to Exhibit 4.1 to Blue’s Registration Statement on Form S-1 filed on May 14, 2025).
4.2	Form of Specimen Blue Class A Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.2 to Blue’s Registration Statement on Form S-1 filed on May 14, 2025).
4.3	Form of Specimen Blue Share Right Certificate (see Exhibit A to Exhibit 4.4).
4.4	Share Rights Agreement, dated June 12, 2025, by and between Blue and CST (incorporated herein by reference to Exhibit 4.1 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
4.5***	Form of Assumed Warrant.
4.6***	Series A Common Stock Purchase Warrant issued by Blockfusion USA, Inc. to CoreWeave on September 4, 2026.
4.7***	Class A Common Stock Purchase Warrant executed by Blockfusion Digital Infrastructure, Inc. on September 4, 2026 and held in escrow for issuance to CoreWeave at the Closing.
5.1***	Opinion of Winston Taylor LLP.
8.1***	Tax Opinion of Ellenoff Grossman and Schole LLP.
10.1	Underwriting Agreement, dated June 12, 2025, by and between Blue and BTIG, as representative of the underwriters (incorporated herein by reference to Exhibit 1.1 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
10.2	Investment Management Trust Agreement dated June 12, 2025, by and between Blue and CST (incorporated herein by reference to Exhibit 10.1 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
10.3	Registration Rights Agreement dated June 12, 2025, by and among Blue, the Sponsor, the IPO Underwriters and the other parties signatory thereto (incorporated herein by reference to Exhibit 10.2 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
10.4	Private Placement Units Purchase Agreement, dated June 12, 2025, by and between Blue and the Sponsor (incorporated herein by reference to Exhibit 10.3 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
10.5	Private Placement Units Purchase Agreement, dated June 12, 2025, between Blue and IPO Underwriters (incorporated herein by reference to Exhibit 10.4 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
10.7	Letter Agreement, dated June 12, 2025, by and among Blue, Sponsor and each of the officers, directors and advisors of Blue and the other parties signatory thereto (incorporated herein by reference to Exhibit 10.5 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
10.8	Administrative Services Agreement, dated February 20, 2025, by and dated June 12, 2025, by and between Blue and Blue Holdings (incorporated herein by reference to Exhibit 10.7 to Blue’s Current Report on Form 8-K filed on June 17, 2025).
10.9	Securities Subscription Agreement, dated February 20, 2025, by and between the Sponsor and Blue (incorporated herein by reference to Exhibit 10.8 to Blue’s Registration Statement on Form S-1 filed on May 14, 2025).
10.10	Form of Indemnity Agreement between Blue and certain indemnitees (incorporated herein by reference to Exhibit 10.6 to Blue’s Current Report on Form 8-K filed on June 17, 2025).

10.11	Form of Company Support Agreement, dated November 19, 2025, by and among Blue, Blockfusion and certain Company Stockholders (incorporated herein by reference to Exhibit 10.1 to Blue’s Current Report on Form 8-K filed on November 19, 2025).
10.12	Form of Lock-Up Agreement, dated November 19, 2025, by and among Pubco, Blue, and certain Company Stockholders (incorporated herein by reference to Exhibit 10.2 to Blue’s Current Report on Form 8-K filed November 19, 2025).
10.13	Insider Letter Amendment, dated November 19, 2025, by and among Blue, the Sponsor, Pubco, Blockfusion, BTIG, and Blue’s officers and directors (at the time of the IPO) (incorporated herein by reference to Exhibit 10.3 to Blue’s Current Report on Form 8-K filed November 19, 2025).
10.14	Form of Non-Competition and Non-Solicitation Agreement, dated November 19, 2025, by and among Pubco, Blue, and Blockfusion’s officers and directors (incorporated herein by reference to Exhibit 10.4 to Blue’s Current Report on Form 8-K filed on November 19, 2025).
10.15	Form of Amended and Restated Registration Rights Agreement, by and among Pubco, Blue, Sponsor, IPO Underwriters, and certain Company Stockholders (incorporated herein by reference to Exhibit 10.5 to Blue’s Current Report on Form 8-K filed on November 19, 2025).
10.17***	Employment Agreement dated June 24, 2026 by and between Pubco and Alex Martini-Lo Manto.
10.18***	Employment Agreement dated June 24, 2026 by and between Pubco and Kant Trivedi.
10.19***	Employment Agreement dated June 24, 2026 by and between Pubco and Robert Scott.
10.20***	Form of Pubco Director and Officer Indemnification Agreement.
10.21***	Form of Stockholder Voting Agreement.
10.22***	National Grid Deferred Payment Agreement dated February 13, 2025, by and between National Grid and North East Data LLC
10.23#^***	Revised and Restated Co-Location Mining Services Agreement with Solar Liberty dated November 23, 2022, by and between Blockfusion USA, Inc. and Solar Liberty, Inc., as amended by the Binding Letter of Intent for Expansion dated February 17, 2023, Expansion Amendment No. 2 dated February 12, 2024, Expansion Amendment No. 3 dated December 10, 2024 and Expansion Amendment No. 4 dated November 12, 2025
10.24#^***	Co-Location Mining Services Agreement dated December 15, 2023, by and between Blockfusion USA, Inc. and NY 3 Mining LLC, as amended by Amendment No. 1 dated February 7, 2024, as further amended by Amendment No. 2 dated March 25, 2024 and as further amended by Amendment No. 3 dated March 1, 2025
10.25^***	Indemnification Agreement, dated as of February 9, 2021, by and between Blockfusion USA, Inc. and Emiliano Lo Manto aka Alex Martini.
10.26^***	Indemnification Agreement, dated as of February 9, 2021, by and between Blockfusion USA, Inc. and Kant Trivedi.
10.27^***	Indemnification Agreement, dated as of February 9, 2021, by and between Blockfusion USA, Inc. and Gustavo Mana.
10.28^***	Indemnification Agreement, dated as of January 5, 2022, by and between Blockfusion USA, Inc. and Robert Scott, as amended by Amendment No. 1 dated October 29, 2025.
10.29^***	Gensler Architecture Agreement dated March 3, 2025, by and between Blockfusion USA, LLC and Gensler Architecture, Design & Planning, P.C.
10.30#^***	Thornton Tomasetti Structural Engineering Agreement dated June 12, 2025, by and between Blockfusion USA, Inc. and Thornton Tomasetti, Inc.
10.31^***	Jaros, Baum & Bolles MEP Engineering Agreement dated February 6, 2025, by and between Blockfusion and Jaros, Baum & Bolles Consulting Engineers, LLP
10.32^***	Jaros, Baum & Bolles MEP Engineering Agreement dated September 25, 2025, by and between Blockfusion and Jaros, Baum & Bolles Consulting Engineers, LLP
10.33#^***	Management Services Agreement dated June 1, 2022 between Thunderra LLC and Blockfusion USA, Inc.
10.34#^***	Statement of Work dated June 1, 2022 between Thunderra LLC and Blockfusion USA, Inc.

10.35***	Non-Recourse Promissory Note issued March 1, 2024 by Alex Martini in favor of the Company in the original principal amount of $15,393.75.
10.36***	Non-Recourse Promissory Note issued March 1, 2024 by Kant Trivedi in favor of the Company in the original principal amount of $15,393.75.
10.37***	Promissory Note issued October 24, 2025 by the Company in favor of Robert Scott in the original principal amount of $135,535.73.
10.37.1***	First Amendment to Promissory Note dated October 8, 2026 by and between Blockfusion USA, Inc. and Robert Scott.
10.38#***	Trademark License Agreement dated September 1, 2021, by and between Blockfusion Ventures, Inc. and Blockfusion USA, Inc.
10.39#^***	Co-Location Mining Services Agreement dated December 9, 2025, by and between Blockfusion USA, Inc. and Bitmine Immersion Technologies, Inc.
10.40#^***	Note and Loan Agreement, dated as of August 5, 2024, by and between Blockfusion USA, Inc., North East Data, LLC, and XBTO Trading, LLC.
10.41#^***	Secured Promissory Note issued September 1, 2024 by Insight Investment, LLC in favor of Blockfusion USA, Inc. and North East Data, LLC in the original principal amount of $6,000,000.
10.42^***	Secured Promissory Note issued July 21, 2025 by Insight Investment, LLC in favor of Blockfusion USA, Inc. and North East Data, LLC in the original principal amount of $4,000,000.
10.43#^***	Promissory Note issued January 13, 2025 by Brady Electric, Inc. in favor of Blockfusion USA, Inc. in the original principal amount of $1,186,518.22.
10.44#^***	Settlement Agreement and Mutual Release dated March 31, 2025 by and between Blockfusion USA, Inc., North East Data, LLC, and Thunderra LLC.
10.45#^***	Langan Engineering, Environmental, Surveying, Landscape Architecture and Geology, D.P.C. Agreement, dated March 5, 2026, by and between Blockfusion and Langan Engineering, Environmental, Survey, Landscape Architecture and Geology, D.P.C.
10.46#^***	FST Engineering PLLC Agreement dated March 3, 2026, by and between Blockfusion and FST Engineering PLLC.
10.47#^***	Jaros, Baum & Bolles MEP Engineering Agreement dated February 26, 2026, by and between Blockfusion and Jaros, Baum & Bolles Consulting Engineers, LLP
10.48#^***	Gensler Architecture Agreement dated March 16, 2026, by and between Blockfusion USA, LLC and Gensler Architecture, Design & Planning, P.C.
10.49***	Letter Agreement dated May 28, 2026 between Blue and Northland.
10.50***^#	Lease dated September 4, 2026 between North East Data, LLC and CoreWeave.
10.50.1***^	Expansion Capacity and ROFO Agreement dated September 4, 2026 between Blockfusion USA, Inc. and CoreWeave.
10.50.2***^#	Warrant Side Letter dated September 4, 2026 between Blockfusion USA, Inc., Blockfusion Digital Infrastructure, Inc. and CoreWeave.
10.50.3***^	Completion Guaranty dated September 4, 2026 by Blockfusion USA, Inc. in favor of CoreWeave.
10.51***	Amendment of Engagement Agreement dated September 4, 2026 between Blue, BTIG, LLC and Roberts & Ryan, Inc.
21.1***	List of Subsidiaries.
23.1*	Consent of Elliott Davis, PLLC, independent registered public accounting firm of Blue, Pubco and Blockfusion.
23.2***	Consent of Winston Taylor LLP (included in Exhibit 5.1).
23.3*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1).
24.1***	Power of Attorney (included on the signature page of the initial filing).
99.1***	Consent of Alex Martini-Lo Manto to be named as a director nominee.
99.2***	Consent of Kant Trivedi to be named as a director nominee.
99.3***	Consent of Michael Tomasulo to be named as a director nominee.
99.4***	Consent of Aber Whitcomb to be named as a director nominee.
99.5***	Consent of Gustavo Mana to be named as a director nominee.
99.6***	Consent of Paul Fiore to be named as a director nominee.
99.7***	Consent of Alex Sapir to be named as a director nominee.
99.10***	Preliminary Proxy Card.
107***	Filing Fee Table.

†	Indicates management contract or compensatory plan or arrangement.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
*	Filed herewith
**	To be filed by amendment.
***	Previously filed.
^	Certain information has been redacted from this Exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the registrant customarily and actually treats as private or confidential. The registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on the 20th day of October, 2026.

Blockfusion Digital Infrastructure, Inc.

By:	/s/ Robert Scott
	Name:	Robert Scott
	Title:	President, Chief Financial Officer, Secretary, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Robert Scott	President, Chief Financial Officer, Secretary, and Treasurer	October 20, 2026
Robert Scott	(Principal Executive, Financial and Accounting Officer)

/s/ Robert Scott	Director	October 20, 2026
Robert Scott

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on the 20th day of October, 2026.

Blockfusion USA, Inc.

By:	/s/ Emiliano Lo Manto
	Name:	Emiliano Lo Manto
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Emiliano Lo Manto	Chief Executive Officer and Director	October 20, 2026
Emiliano Lo Manto	(Principal Executive Officer)

/s/ Kant Trivedi	Chief Operating Officer and Director	October 20, 2026
Kant Trivedi	(Principal Financial and Accounting Officer)

/s/ Gustavo Mana	Director	October 20, 2026
Gustavo Mana